SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




Date of report (Date of earliest event reported)          November 13, 1998
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                             Base Ten Systems, Inc.
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               (Exact Name of Registrant as Specified in Charter)



  New Jersey                         0-7100                      22-1804206
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(State or Other Jurisdiction        (Commission              (I.R.S. Employer
  of Incorporation)                 File Number)           Identification No.)




One Electronics Drive, Trenton, New Jersey                        08619
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(Address of Principal Executive Offices)                       (Zip Code)




Registrant's telephone number, including area code          (609)586-7010
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Inapplicable
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(Former Name or Former Address, if Changed Since Last Report)



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                    INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.  Other Events.

         On November 13, 1998, Base Ten Systems, Inc. (the "Company") completed the sale of 6,666,666 shares of the Company's Class A common stock ("Common Stock") to Jesse L. Upchurch ("Purchaser") at a purchase price of $3.00 per share. The Company received proceeds of approximately $18,800,000 from the transaction. The sale was made pursuant to a Stock Purchase Agreement by and between the Company and Purchaser dated November 12, 1998 (the "Stock Purchase Agreement"). In connection with the sale, and pursuant to the terms of the Stock Purchase Agreement, the Company also granted to Purchaser seven year warrants, immediately exercisable, to purchase up to an additional 1,000,000 shares of Common Stock at a price of $3.00 per share.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (c)      Exhibits.

                  Exhibit 10(ww)       Stock Purchase  Agreement dated as
                                       of November  12, 1998 by and between Base
                                       Ten Systems, Inc. and Jesse L. Upchurch.

                  Exhibit 99           Press Release, dated November 13, 1998.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               BASE TEN SYSTEMS, INC.


                                          WILLIAM F. HACKETT
Dated:   November 19, 1998            By: _______________________________
                                          William F. Hackett
                                          Senior Vice President,
                                          Chief Financial Officer and Secretary



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                                  EXHIBIT INDEX

                  Exhibit 10(ww)       Stock Purchase  Agreement dated as
                                       of November  12, 1998 by and between Base
                                       Ten Systems, Inc. and Jesse L. Upchurch.

                  Exhibit 99           Press  Release,  dated  November  13,
                                       1998.